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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  July 24, 2001

                      PROTEIN POLYMER TECHNOLOGIES, INC.
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            (Exact name of registrant as specified in its charter)

             Delaware                    0-19724                 33-0311631
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(State or other jurisdiction of        (Commission             (IRS Employer
 incorporation or organization)         File Number)         Identification No.)

10655 Sorrento Valley Road, San Diego California                92121
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     (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:  (858) 558-6064
                                                   --------------------
                                Not Applicable
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         (Former name or former address, if changed since last report)

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Item 5.    Other Events.

          On July 24, 2001 Protein Polymer Technologies, Inc. (the "Company"),
                                                                    -------
issued a press release to announce the initial closing of a private placement for $1.2 million with a small group of institutional and accredited investors of 12,182 shares of the Company's Series H Convertible Preferred Stock ("Series H
                                                                      --------
Preferred Stock") and warrants to purchase an aggregate of 304,550 shares of
---------------
common stock. Included in the placement was the conversion of $800,000 in convertible notes issued in March 2001 to certain previous shareholders of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

          The total offering of up to 30,000 shares of Series H Preferred Stock provides for additional closings until October 31, 2001. Each share of Series H Preferred Stock is convertible at any time at the election of the holder into 133 shares of common stock at a conversion price of $0.75 per share, subject to certain antidilution adjustments. No underwriters were engaged by the Company in connection with such issuance and, accordingly, no underwriting discounts were paid. The offering is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and met the
                                         --------------
requirements of Rule 506 of Regulation D promulgated under the Securities Act. The Series H Preferred Stock, warrants and underlying common stock have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

          Each share of Series H Preferred Stock also received two common stock warrants. One warrant is exercisable at any time for 15 shares of common stock at an exercise price of $1.50 per share, and expires approximately 12 months after the close of the offering; the other warrant is exercisable at any time for 10 shares of common stock at an exercise price of $2.00 per share, and expires approximately 24 months after the close of the offering.


Item 7.    Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit Number    Description of Document
--------------    -----------------------
   99.1           Press release dated July 25, 2001.
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 25, 2001                PROTEIN POLYMER TECHNOLOGIES, INC.

                                     By: /s/ J. Thomas Parmeter
                                        -----------------------------
                                        J. Thomas Parmeter
                                        Chief Executive Officer
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                               INDEX TO EXHIBITS

Exhibit Number        Description of Document
--------------        -----------------------

99.1                  Press release dated July 25, 2001.